UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 17, 2011

Commission file number 1-32953

ATLAS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	43-2094238
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

Atlas Pipeline Holdings, L.P.

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On February 17, 2011, Atlas Energy, L.P. (f/k/a Atlas Pipeline Holdings, L.P., “AHD”), a Delaware limited partnership, entered into a Credit Agreement among AHD, the lenders from time to time party thereto (the “Lenders”) and Citibank, N.A., as administrative agent for the Lenders (the “Credit Agreement”), in connection with the closing (the “Closing”) of the transactions contemplated by the Transaction Agreement (as defined below).

The Credit Agreement provides for an initial borrowing base of $70 million and a maturity of February 2012. The credit facility also provides for the issuance of letters of credit, which would reduce AHD’s borrowing capacity. The borrowing base under the Credit Agreement will be redetermined semi-annually, with the first such redetermination to occur on May 1, 2011. AHD and the administrative agent, at the direction of the Super Majority Lenders (as defined in the Credit Agreement), each also have the right to initiate one interim redetermination during each six-month period, and AHD may further initiate an interim redetermination in connection with the acquisition of oil and gas properties with values above a threshold specified in the Credit Agreement. In connection with each redetermination of the borrowing base, the administrative agent will propose a new borrowing base based upon, among other things, reserve reports and such other information as the administrative agent deems appropriate in its reasonable discretion and consistent with its normal oil and gas lending criteria as they exist at the particular time. Any proposed borrowing base that would increase the borrowing base then in effect must be approved by all Lenders, and any other proposed borrowing base must be approved by the Super Majority Lenders. If at any time the amount of loans and other extensions of credit outstanding under the Credit Agreement exceeds the borrowing base, AHD may be required, among other things, to prepay loans under the Credit Agreement and/or mortgage additional oil and gas properties. The borrowing base will be automatically reduced by a specified percentage of the proceeds from the issuance of senior notes by AHD, the incurrence of debt by drilling partnerships managed by subsidiaries of AHD in excess of amounts set forth in the Credit Agreement or the sale of oil and gas properties with a value exceeding 10% of the then effective borrowing base.

AHD’s obligations under the Credit Agreement are secured by mortgages on its oil and gas properties and first priority security interests in substantially all of its assets, including all of AHD’s ownership interests in a majority of its material operating subsidiaries (which do not include Atlas Pipeline Partners, L.P. (“APL”) and Atlas Pipeline Partners GP, LLC, a wholly owned subsidiary of AHD and the general partner of APL (“APL GP”)). Additionally, AHD’s obligations under the Credit Agreement are guaranteed by certain of AHD’s material subsidiaries and may be guaranteed by future material subsidiaries of AHD.

At AHD’s election, interest on borrowings under the Credit Agreement is determined by reference to either LIBOR plus an applicable margin between 2.25% and 3.00% per annum or the alternate base rate (“ABR”) plus an applicable margin between 1.25% and 2.00% per annum. These margins will fluctuate based on the utilization of the facility. Interest is generally payable quarterly for ABR loans and at the applicable maturity date for LIBOR loans. AHD is required to pay a fee of 0.5% per annum on the unused portion of the borrowing base under the Credit Agreement. Borrowings under the Credit Agreement are available for, among other things, payments in connection with the transactions contemplated by the Transaction Agreement and working capital and general corporate purposes of AHD and its subsidiaries.

The Credit Agreement contains customary covenants that limit AHD’s ability to incur additional indebtedness, grant liens, make loans or investments, make distributions if a borrowing base deficiency exists or an event of default under the Credit Agreement exists or would result from the distribution, merge into or consolidate with other persons, enter into commodity or interest rate swap agreements that exceed specified terms or amounts or engage in certain asset dispositions including a sale of all or substantially all of AHD’s assets.

The Credit Agreement also contains covenants that require AHD to maintain the following financial ratios:

•

a ratio of Total Debt (as defined in the Credit Agreement) to EBITDA (as defined in the Credit Agreement) greater than 3.5 to 1.0 as of the last day of any fiscal quarter ending on or after June 30, 2011; and

•	a ratio of consolidated current assets to consolidated current liabilities not less than 1.0 to 1.0 as of the last day of any fiscal quarter.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the document filed as Exhibit 10.1, which is incorporated herein by reference.

Pennsylvania Operating Agreement

At the Closing and pursuant to the Transaction Agreement, Atlas Energy, Inc. (“Atlas Energy”), AHD and Atlas Resources, LLC (“Resources”), which became a subsidiary of AHD as of the Closing, entered into a Pennsylvania Operating Services Agreement, dated as of February 17, 2011 (the “Pennsylvania Operating Agreement”), pursuant to which Atlas Energy will provide AHD and Resources and their respective subsidiaries, including drilling partnerships managed by subsidiaries of AHD, certain operational services including, among others, gas volumetric control, measurement and balancing services and water disposal services with respect to certain wells in Pennsylvania (the “Pennsylvania Services”) in exchange for specified fees.

AHD will indemnify Atlas Energy against all claims and liabilities arising out of its provision of services under the Pennsylvania Operating Agreement.

Atlas Energy will provide the Pennsylvania Services for three years from the Closing and from month-to-month thereafter until cancelled by either Atlas Energy, AHD or Resources. AHD may terminate any part of the Pennsylvania Services or terminate the Pennsylvania Operating Agreement at any time. Atlas Energy, AHD and Resources may agree to terminate the Pennsylvania Operating Agreement at any time, and each of Atlas Energy, on the one hand, or AHD or Resources, on the other hand, may terminate the Pennsylvania Operating Agreement following an uncured material breach by such other party.

Petro-Technical Services Agreement

At the Closing and pursuant to the Transaction Agreement, Atlas Energy and AHD entered into a Petro-Technical Services Agreement, dated as of February 17, 2011 (the “Petro-Technical Services Agreement”), pursuant to which Atlas Energy will perform for AHD certain consulting services including, among others, planning, designing, drilling, stimulating, completing and equipping wells (the “Petro-Technical Services”). AHD will be obligated to pay the actual costs incurred by Atlas Energy in the performance of the Petro-Technical Services, up to a maximum of the market rate for the same or similar services in Pittsburgh, Pennsylvania or Traverse City, Michigan, depending on the location of the well.

AHD will indemnify Atlas Energy against all claims and liabilities arising out of its provision of services under the Petro-Technical Services Agreement.

Atlas Energy will provide the Petro-Technical Services for one year from the Closing and from month-to-month thereafter until the earlier of (1) cancellation by Atlas Energy, AHD or Resources or (2) eighteen months after the Closing. AHD may terminate any part of the Petro-Technical Services or terminate the Petro-Technical Services Agreement at any time. Atlas Energy, AHD and Resources may agree to terminate the Petro-Technical Services Agreement at any time, and each of Atlas Energy, on the one hand, or AHD or Resources, on the other hand, may terminate the Petro-Technical Services Agreement following an uncured material breach by such other party.

Gas Marketing Agreement

In connection with the Transaction Agreement, Resources, Viking Resources, LLC (“Viking”) and Resource Energy, LLC (“Resource Energy” and, together with Resources and Viking, the “Gas Marketing Parties”), entered into a Base Contract for the Sale and Purchase of Natural Gas with Chevron Natural Gas, a division of Chevron USA Inc. (“Chevron Natural Gas”), dated as of November 8, 2010 (the “Gas Marketing Agreement”). Each of Resources, Viking and Resource Energy were subsidiaries of Atlas Energy at the time the Gas Marketing Agreement was entered into and were sold to AHD pursuant to the Transaction Agreement. Pursuant to the Gas Marketing Agreement, the Gas Marketing Parties will sell gas to Chevron Natural Gas. Under the Gas Marketing Agreement, the Gas Marketing Parties are responsible for transporting the gas to specified delivery points in southwest Pennsylvania, at which points Chevron Natural Gas will assume responsibility for the purchased gas. The Gas Marketing Agreement will terminate upon the expiration of the latest period for which the parties have agreed to make deliveries or upon 30 days’ written notice of any party to the Gas Marketing Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Asset Acquisition

On February 17, 2011, pursuant to the previously disclosed Transaction Agreement (the “Transaction Agreement”), dated as of November 8, 2010 and amended as of February 17, 2011, by and among AHD, Atlas Energy, Atlas Energy Resources, LLC, a Delaware limited liability company and a wholly owned subsidiary of Atlas Energy (“ATN”), and Atlas Pipeline Holdings GP, LLC, a Delaware limited liability company and the general partner of AHD (“AHD GP”), AHD completed the acquisition of Atlas Energy’s investment partnership business and certain other assets (the “Asset Acquisition”). Concurrently with the Asset Acquisition, Atlas Energy contributed AHD GP to AHD, so that AHD GP became a wholly owned subsidiary of AHD.

As consideration in the Asset Acquisition, AHD paid to ATN $30 million in cash, issued 23,379,384 new AHD common units to ATN and assumed all of the historical and future liabilities associated with the assets transferred to AHD in the Asset Acquisition.

The foregoing description of the Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by AHD on November 12, 2010, and which is incorporated herein by reference.

Disposition of Interest in Laurel Mountain Midstream

Concurrently with the Asset Acquisition and pursuant to the previously disclosed Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of November 8, 2010, by and among Atlas Energy, ATN, APL and APL Laurel Mountain, LLC, a Delaware limited liability company and a subsidiary of APL (“APL Sub”), APL Sub completed the sale to ATN (the “Laurel Mountain Sale”) of its 49% ownership interest in Laurel Mountain Midstream, LLC (“Laurel Mountain”). Laurel Mountain owns and operates approximately 1,000 miles of natural gas gathering systems in the Appalachian Basin located in the northeastern United States.

APL Sub received cash proceeds of approximately $413.5 million from the Laurel Mountain Sale pursuant to the Purchase and Sale Agreement, which amount was based upon a base purchase price of $403 million, increased by approximately $12.3 million for capital contributions made by APL Sub to Laurel Mountain from and after January 1, 2011 and before the closing of the Laurel Mountain Sale, and decreased by approximately $1.8 million for distributions received by APL Sub from Laurel Mountain from and after January 1, 2011 and before the closing of the Laurel Mountain Sale. APL Sub retained the preferred distribution rights under the limited liability company agreement of Laurel Mountain, which entitle APL Sub to receive all payments made under a note issued to Laurel Mountain by Williams Laurel Mountain, LLC in connection with the formation of Laurel Mountain.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase and Sale Agreement, which was filed as Exhibit 2.2 to the Current Report on Form 8-K filed by AHD on November 12, 2010, and which is incorporated herein by reference.

Atlas Energy – Chevron Merger

In connection with the completion of the foregoing transactions, on February 17, 2011, Arkhan Corporation, an indirect wholly owned subsidiary of Chevron Corporation (“Chevron”), merged with Atlas Energy, upon which Atlas Energy became a wholly owned subsidiary of Chevron (the “Merger”). A description of the Agreement and Plan of Merger pursuant to which the Merger was effected is included in a Current Report on Form 8-K filed by Atlas Energy on November 12, 2010.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under the heading “Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the heading “Asset Acquisition” in Item 2.01 of this Current Report on Form 8-K relating to the issuance of AHD common units in connection with the Asset Acquisition is incorporated herein by reference. The issuance of the AHD common units to ATN in connection with the Asset Acquisition was exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

At the Closing and pursuant to the Transaction Agreement, the limited partnership agreement of AHD was amended and restated to, among other things, (1) permit holders of AHD common units to elect the AHD GP Board of Directors, (2) classify the AHD GP Board of Directors into three classes and (3) eliminate AHD GP’s right to call all of the AHD common units for redemption if less than 12.5% of the AHD common units are held by persons other than AHD GP and its affiliates (the “Second Amended and Restated AHD LPA”).

In addition, at the Closing and pursuant to the Transaction Agreement, the limited liability company agreement of AHD GP was amended and restated in light of AHD’s ownership of its own general partner (the “Second Amended and Restated AHD GP LLC Agreement”).

The foregoing description of the Second Amended and Restated AHD LPA and the Second Amended and Restated AHD GP LLC Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents filed as Exhibits 3.1 and 3.2, respectively, which are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Following the Asset Acquisition and pursuant to the Transaction Agreement, on February 17, 2011, Atlas Energy distributed to its stockholders all of the 41,187,493 AHD common units that it held as of such time (the “AHD Distribution”), upon which distribution Atlas Energy ceased to have an ownership interest in AHD and ceased to control AHD. Upon the consummation of the AHD Distribution, all of the outstanding AHD common units were held by public unitholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the New AHD Equity Plan

Pursuant to the Transaction Agreement, the 2010 AHD Long-Term Incentive Plan (the “New AHD Equity Plan”) became effective at the Closing. Awards of options to purchase units, restricted units and phantom units may be granted to AHD employees, including AHD’s officers, under the New AHD Equity Plan, and such awards may be subject to vesting terms and conditions in the discretion of the administrator of the New AHD Equity Plan. 5,121,463 common units of AHD may, subject to adjustment as provided for under the New AHD Equity Plan, be issued pursuant to awards granted under the New AHD Equity Plan.

The foregoing description of the New AHD Equity Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the New AHD Equity Plan, which was filed as Exhibit 99.3 to the Current Report on Form 8-K filed by AHD on November 12, 2010, and which is incorporated herein by reference.

Departure and Appointment of Certain Directors

On February 17, 2011, Atlas Energy appointed Dennis A. Holtz, Carlton M. Arrendell, Mark C. Biderman and Ellen F. Warren to replace William R. Bagnell, Eugene N. Dubay, Matthew A. Jones and Jeffrey C. Key as members of the AHD GP Board of Directors (the “Board”).

Mr. Biderman was appointed to serve on the Audit Committee.

Mr. Holtz, Mr. Arrendell and Ms. Warren were appointed to serve on the Nominating and Governance Committee of the Board and Mr. Holtz was selected to serve as Chair.

Ms. Warren, Mr. Arrendell and Mr. Holtz were appointed to serve on the Compensation Committee of the Board and Ms. Warren was selected to serve as Chair.

Mr. Karis, Mr. Biderman and Mr. Magarick were appointed to serve on the Investment Committee of the Board and Mr. Karis was selected to serve as Chair.

In connection with their service as members of the Board, each of Mr. Holtz, Mr. Arrendell, Mr. Biderman and Ms. Warren will receive annual directors’ fees, reimbursement for out-of-pocket expenses and indemnification. Mr. Holtz, Mr. Arrendell, Mr. Biderman and Ms. Warren were each granted an annual grant of phantom units with dividend equivalent rights on February 17, 2011 under a standard non-employee manager award agreement, in an amount equal to $50,000 worth of units (based upon the market price of AHD common units on February 17, 2011, the date of grant), and which vest 25% on each successive anniversary of the grant, pursuant to the AHD Long-Term Incentive Plan.

In connection with the foregoing actions, the members of the Board were placed into three classes. The first class, with a term of office expiring at the 2012 annual meeting of the limited partners of AHD, consists of Mr. Holtz, Mr. Karis and Mr. Magarick. The second class, with a term of office expiring at the 2013 annual meeting of the limited partners of AHD, consists of Mr. Arrendell, Mr. Biderman and Jonathan Cohen. The third class, with a term of office expiring at the 2014 annual meeting of the limited partners of AHD, consists of Edward Cohen and Ms. Warren.

Departure and Appointment of Certain Officers

On February 18, 2011, the Board made several executive officer appointments:

The Board appointed Jonathan Z. Cohen, 40, as Chairman of the Board. Jonathan Cohen served as Vice Chairman of the Board from January 2006 until February 2011 and has served as Chair of the Executive Committee of the Board since 2006. Jonathan Cohen was Vice Chairman of the Board of Directors of Atlas Energy from September 2000 until February 2011 and Chairman of Atlas Energy’s Executive Committee from October 2009 until February 2011. Jonathan Cohen served as Vice Chairman of ATN from June 2006 until February 2011. Jonathan Cohen has been Vice Chairman of the Managing Board of APL GP since 1999. Jonathan Cohen has been a senior officer of Resource America, Inc. (a publicly-traded specialized asset management company) since 1998, serving as Chief Executive Officer since 2004, President since 2003 and a director since 2002. Jonathan Cohen has been Chief Executive Officer, President and a director of Resource Capital Corp. (a publicly-traded real estate investment trust) since 2005 and was the trustee and secretary of RAIT Financial Trust (a publicly-traded real estate investment trust) from 1997, and its Vice Chairman from 2003, until December 2006. Jonathan Cohen is a son of Edward Cohen. Jonathan Cohen’s financial, business and energy experience add strategic vision to the Board to assist with AHD’s growth and development. Jonathan Cohen replaced Edward Cohen as Chairman of the Board.

The Board appointed Edward E. Cohen, 72, as Chief Executive Officer and President of AHD GP. Edward Cohen served as Chairman of the Board from January 2006 until February 2011 and as Chief Executive Officer of AHD GP from January 2006 until February 2009 and has served on the Executive Committee of the Board since 2006. Edward Cohen was Chairman of the Board of Directors and Chief Executive Officer of Atlas Energy from September 2000 until February 2011. Edward Cohen served as President of Atlas Energy from September 2000 until October 2009. Edward Cohen served as Chairman of the Board of Directors and Chief Executive Officer of ATN from June 2006 until February 2011. Edward Cohen has been Chairman of the Managing Board of APL GP since 1999 and was Chief Executive Officer of APL GP from 1999 until January 2009. In addition, Edward Cohen has been Chairman of the Board of Directors of Resource America, Inc. since 1990 and was its Chief Executive Officer from 1988 until 2004 and President from 2000 until 2003; was Chairman of the Board of Directors of Resource Capital Corp. from September 2005 until November 2009, and currently is a member of its Board of Directors; was a director of TRM Corporation (a publicly traded consumer services company) from 1998 to July 2007; and was Chairman of the Board of Directors of Brandywine Construction & Management, Inc. (a property management company) since 1994. Edward Cohen has been active in the oil and gas business since the late 1970s. Edward Cohen brings to the Board the vast experience that he has accumulated through his activities as a financier, investor and operator in various parts of the country. Edward Cohen replaced Mr. Dubay as Chief Executive Officer and President of AHD GP.

The Board appointed Sean P. McGrath, 39, as Chief Financial Officer of AHD GP. Mr. McGrath was Chief Accounting Officer of Atlas Energy and Chief Accounting Officer of ATN from December 2008 until February 2011. Mr. McGrath served as Chief Accounting Officer of AHD GP from January 2006 until November 2009 and as Chief Accounting Officer of APL GP from May 2005 until November 2009. Mr. McGrath was Controller of Sunoco Logistics Partners L.P., a publicly-traded partnership that transports, terminals and stores refined products and crude oil, from 2002 until 2005. From 1998 until 2002, Mr. McGrath was Assistant Controller of Asplundh Tree Expert Co., a utility services and vegetation management company. Mr. McGrath is a Certified Public Accountant. Mr. McGrath replaced Eric T. Kalamaras as Chief Financial Officer of AHD GP.

The Board appointed Matthew A. Jones, 49, as a Senior Vice President and President & Chief Operating Officer of the Exploration and Production Division of AHD GP. Mr. Jones was Chief Financial Officer of Atlas Energy from March 2005 until February 2011 and Executive Vice President of Atlas Energy from October 2009 until February 2011. Mr. Jones was Chief Financial Officer of ATN and Atlas Energy Management, Inc., a wholly owned subsidiary of Atlas Energy, from June 2006 until February 2011. Mr. Jones served as Chief Financial Officer of AHD GP from January 2006 until September 2009 and served as a member of the Board from February 2006 to February 2011. Mr. Jones served as Chief Financial Officer of APL GP from March 2005 to September 2009. From 1996 to 2005, Mr. Jones worked in the Investment Banking Group at Friedman Billings Ramsey, concluding as Managing Director. Mr. Jones worked in Friedman Billings Ramsey’s Energy Investment Banking Group from 1999 to 2005 and in Friedman Billings Ramsey’s Specialty Finance and Real Estate Group from 1996 to 1999. Mr. Jones is a Chartered Financial Analyst.

The Board appointed Eugene N. Dubay, 62, as a Senior Vice President of AHD GP. Mr. Dubay was Executive Vice President of Atlas Energy from October 2009 until February 2011 and Senior Vice President of Atlas Energy from January 2009 until October 2009. Mr. Dubay has also been President and Chief Executive Officer of APL GP and Atlas Pipeline Mid-Continent, LLC, a wholly owned subsidiary of APL, since January 2009. Mr. Dubay has served as a member of the Managing Board of APL GP since October 2008, where he served as an independent member until his appointment as President and Chief Executive Officer of APL GP. Mr. Dubay was Chief Executive Officer and President of AHD GP from February 2009 until February 2011 and served as a member of the Board from February 2009 until February 2011. Mr. Dubay was Chief Operating Officer of Continental Energy Systems LLC (a successor to SEMCO Energy) from 2002 until January 2009. Mr. Dubay also has held positions with ONEOK, Inc. and Southern Union Company and has over 20 years experience in midstream assets and utilities operations, strategic acquisitions, regulatory affairs and finance. Mr. Dubay is a certified public accountant.

The Board appointed Freddie M. Kotek, 55, as a Senior Vice President of AHD GP. Mr. Kotek was Executive Vice President of Atlas Energy from February 2004 until February 2011 and served as a director of Atlas Energy from September 2001 until February 2004. Mr. Kotek also was Chief Financial Officer of Atlas Energy from February 2004 until March 2005. Mr. Kotek has been Chairman of Resources since September 2001 and Chief Executive Officer and President since January 2002. Mr. Kotek was a Senior Vice President of Resource America, Inc. from 1995 until May 2004 and President of Resource Leasing, Inc., a wholly-owned subsidiary of Resource America, Inc., from 1995 until May 2004.

The Board appointed Daniel C. Herz, 34, as Senior Vice President of Corporate Development and Strategy of AHD GP. Mr. Herz has been Senior Vice President of Corporate Development of AHD GP and APL GP since August 2007. He also was Senior Vice President of Corporate Development of Atlas Energy and ATN from August 2007 until February 2011. Before that, Mr. Herz was Vice President of Corporate Development of Atlas Energy and APL GP from December 2004 and of AHD GP from January 2006. Prior to joining Atlas Energy and APL GP, Mr. Herz was an Investment Banker with Banc of America Securities from 1999 to 2003.

The Board appointed Lisa Washington, 43, as Vice President, Chief Legal Officer and Secretary of AHD GP. Ms. Washington served as Chief Legal Officer and Secretary of AHD GP from January 2006 to October 2009 and as a Senior Vice President from October 2008 to October 2009. Ms. Washington served as Chief Legal Officer and Secretary of APL GP from November 2005 to October 2009 and as a Senior Vice President from October 2008 to October 2009. Ms. Washington was a Vice President of APL GP from November 2005 until October 2008. Ms. Washington served as Chief Legal Officer and Secretary of Atlas Energy from November 2005 until February 2011 and as a Senior Vice President from October 2008 until February 2011. Ms. Washington was a Vice President of Atlas Energy from November 2005 until October 2008. Ms. Washington served as Chief Legal Officer and Secretary of ATN from 2006 until February 2011 and as a Senior Vice President from July 2008 until February 2011. Ms. Washington was a Vice President of ATN from 2006 until July 2008. From 1999 to 2005, Ms. Washington was an attorney in the business department of the law firm of Blank Rome LLP. Ms. Washington replaced Gerald R. Shrader as Vice President, Chief Legal Officer and Secretary of AHD GP.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

On February 18, 2011, an amendment to the Certificate of Limited Partnership of AHD to change the name of AHD to “Atlas Energy, L.P.” (the “Certificate of Amendment”) became effective. On February 18, 2011, the Second Amended and Restated AHD LPA was amended to reflect the name change (“Amendment No. 1 to the AHD LPA”).

The foregoing descriptions of the Certificate of Amendment and Amendment No. 1 to the AHD LPA do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents filed as Exhibits 3.3 and 3.4, respectively, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired. The financial statements required to be filed pursuant to Item 9.01(a) are filed as Exhibit 99.1 and Exhibit 99.2, which are incorporated herein by reference. Financial statements of AHD GP, a wholly owned subsidiary of AHD following the AHD GP Contribution, are omitted because AHD GP’s only asset is its general partner interest in AHD.

(b) Pro forma financial information. The pro forma financial information required to be filed pursuant to Item 9.01(b) is filed as Exhibit 99.3, which is incorporated herein by reference.

(c) Shell company transactions. Not applicable.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Holdings, L.P., dated as of February 17, 2011

3.2	Second Amended and Restated Limited Liability Company Agreement of Atlas Pipeline Holdings GP, LLC, dated as of February 17, 2011

3.3	Certificate of Amendment of Certificate of Limited Partnership of Atlas Pipeline Holdings, L.P.

3.4	Amendment No. 1 to Second Amended and Restated Limited Partnership Agreement of Atlas Pipeline Holdings, L.P., dated as of February 18, 2011

10.1	Credit Agreement, dated as of February 17, 2011, by and among Atlas Pipeline Holdings, L.P., the lenders from time to time party thereto, and Citibank, N.A., as administrative agent for the lenders

99.1	Audited financial statements as of December 31, 2009 and 2008 and for the fiscal years ended December 31, 2009, 2008 and 2007 and the related notes thereto

99.2	Unaudited financial statements as of and for the nine months ended September 30, 2010 and the fiscal year ended December 31, 2009 and the related notes thereto

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS ENERGY, L.P.

Date: February 24, 2011	By:	Atlas Pipeline Holdings GP, LLC
its General Partner

	By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Holdings, L.P., dated as of February 17, 2011

3.2	Second Amended and Restated Limited Liability Company Agreement of Atlas Pipeline Holdings GP, LLC, dated as of February 17, 2011

3.3	Certificate of Amendment of Certificate of Limited Partnership of Atlas Pipeline Holdings, L.P.

3.4	Amendment No. 1 to Second Amended and Restated Limited Partnership Agreement of Atlas Pipeline Holdings, L.P., dated as of February 18, 2011

10.1	Credit Agreement, dated as of February 17, 2011, by and among Atlas Pipeline Holdings, L.P., the lenders from time to time party thereto, and Citibank, N.A., as administrative agent for the lenders

99.1	Audited financial statements as of December 31, 2009 and 2008 and for the fiscal years ended December 31, 2009, 2008 and 2007 and the related notes thereto

99.2	Unaudited financial statements as of and for the nine months ended September 30, 2010 and the fiscal year ended December 31, 2009 and the related notes thereto

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information